EXHIBIT 99.1

TOUCHSTONE SOFTWARE CORPORATION 1538 TURNPIKE STREET NORTH ANDOVER, MA 01845 TRADED: OTC BB: TSSW

AT THE COMPANY:
JASON K. RAZA
CEO AND PRESIDENT
(978) 686-6468

FOR IMMEDIATE RELEASE

TouchStone Software Corporation Reports Full Year 2006 Revenue of $3,219,034 and Earnings of 6 Cents per Share - Best Results since 1994

NORTH ANDOVER, MASSACHUSETTS—March 19, 2007— TouchStone Software Corporation (OTCBB:TSSW) today announced that for the year 2006, net revenue was $3,219,034. On a GAAP basis, TouchStone Software's 2006 net earnings were $724,182, or $0.06 per share diluted. As a percentage of sales, gross profit margin for 2006 improved to 93% as compared to 86% in 2005. Net operating margin for 2006 was 22%.

Financial Highlights

■	TouchStone Software’s revenue for the 2006 calendar year grew by 99.3% over 2005 results
■	TouchStone Software ended the year with cash and cash equivalents, restricted cash, and investments of $1,109,189, an increase of $703,236 from the 2005 year end
■	Driver Agent’s total active subscribers grew in excess of 100% quarter over quarter for each quarter of 2006

Financial Outlook

■
TouchStone Software expects continued strong financial results as a result of rapid new subscriber sales and renewals of existing subscribers for its Driver Agent service as well as renewed consumer interest in BIOS Upgrades

“Driver Agent continues to pace TouchStone’s rapid transition to a profitable online network of Internet properties,” said Jason Raza, president and chief executive officer of TouchStone Software Corporation. “The phenomenal success of Driver Agent has spurred us to explore the migration of other software products to a similar business model. In addition, Microsoft’s recent release of the Vista operating system has created an increased demand for BIOS Upgrades as well as generated significant new web traffic to our recently launched www.vista-agent.com website.”

Business Highlights:

■	TouchStone Software welcomed several new Internet partners in the 4th quarter including:

o	Tiger Direct

o	NCIX

o	TechSpot

o	United Online:

▪	www.juno.com

▪	www.NetZero.com

■	TouchStone Software’s web traffic continued to achieve record new highs during the 4th quarter of 2006 (numbers shown are for the three months October-December 2006):

o	Unique Visitors to were 2,143,322

o	Unique Visitors to were 3,830,079

o	Unique Visitors to were 776,761

o	Unique Visitors to were 1,135,282

o	Unique Visitors to were 256,642

o	Unique Visitors to were 343,982

■	Total page views across the entire TouchStone Software network of websites exceeded 55 million for the three month period ending December 31, 2006 and averaged over 18 million per month

■	Total page views across the entire TouchStone Software network of websites for the month of January 2007 exceeded 20 million

Disclosure Statements

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under "Factors Affecting Future Operating Results" in the company’s annual report on Form 10-K and such other risks detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Forward-Looking Statements

The foregoing contains forward-looking statements which include those regarding expected operating results for the second quarter and remainder of 2006. Actual results could vary perhaps materially and the expected results may not occur. Touchstone Software may not achieve its planned revenue realization rates; succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company's product or technical support offerings, or the company may not satisfactorily anticipate or meet its customers' needs or expectations. Actual results are also subject to a number of other factors, including macro and other economic conditions both in the U.S. and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Touchstone Software's filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2005 and its quarterly reports filed on Form 10-Q.

About Touchstone Software Corporation

TouchStone Software Corporation is a leading developer of innovative software designed to help people use complex technologies. The company’s products, which include BIOS Agent, BIOS Wizard and Driver Agent, are distributed worldwide via the Internet. TouchStone’s corporate headquarters are located at 1538 Turnpike Street, North Andover, MA 01845. Additional information on the Driver Agent service is available at www.driveragent.com and a one year subscription is $29.95. Additional information about TouchStone Software is available at www.touchstonesoftware.com

NOTE: Touchstone Software, eSupport, Driver Agent are registered trademarks or trademarks of Touchstone Software Corporation and/or its affiliates